EXHIBIT 10.38

EXECUTION COPY

SUB-LEASE

            THIS SUBLEASE is made and entered into by and between Cohen Brothers of Lexington, Inc., a Kentucky corporation, located at 740 Rockcastle Avenue, Lexington, Kentucky 40505 (the "Sublessee") and Industrial Services of America, Inc., a Florida corporation, located at 7100 Grade Lane, Building 1, Louisville, KY 40213 (the "Sublessor").

            WITNESSETH:

1.         TERM - The Term of the Sublease shall commence on March 1, 2007 and continue through January 31, 2012 (the "Term").

2.         DESCRIPTION OF PREMISES - The premises subject to this Sublease consists of the premises generally described as "1 1/2 acres of 1-2 zoned land" located at 1400 Cahill Drive, located in Lexington Kentucky as outlined on Exhibit "A" attached hereto and by reference made a part hereof (hereinafter referred to as the "Premises")

3.         [Intentionally Deleted].

4.         USE OF PREMISES - The Premises shall be used and occupied by Sublessee as a scrap metal processing facility, as well as any and all lawful uses related thereto.  Sublessee agrees to abide by all applicable zoning regulations and not to commit or suffer waste; to operate in a safe/sound manner and abide by all EPA and OSHA laws, not to assign this lease, sublet or underlet the Premises or any part thereof, or permit the sale of the interest therein by legal process, without the written consent of the Sublessor.  Any licenses or permits necessary for Sublessee to operate its business on the Premises will be procured at the Sublessee's expense.  The Sublessee may not occupy or use the Premises for any other purpose without the written consent of the Sublessor.  Sublessee shall obey, observe and promptly comply with all valid present and future laws, ordinances, rules, regulations, orders and requirements of the United States of America, the Commonwealth of Kentucky, the City of Lexington, Kentucky, and of any or all governmental authorities or agencies having authority over said Premises and the occupancy thereof.  Sublessee shall not use the Premises or permit same to be used for any unlawful or illegal purpose.  Sublessee will not do, nor permit anything to be done, in, upon, or about the subleased Premises that increases the fire hazard beyond that which will exist by reason of the ordinary use or occupancy of the Premises set forth above.  Sublessee will not do or permit to be done anything in, about or upon the subleased Premises that interferes with the rights of, or tends to annoy, other Sublessees of Sublessor; that conflict with the regulations of the Fire Department or Board of Health; that creates a nuisance; or that is dangerous to persons or property.  Sublessee shall not use nor permit to be used on the Premises anything that will invalidate any policies of insurance which may now or hereafter be carried on said Premises or increase the rate of insurance thereon; and any increase in insurance premiums on said Premises which may be caused by the use made thereof by Sublessee shall be paid by Sublessee.

5.         ACCESS TO PREMISES - During the Term, access to the property by the Sublessee shall be limited to the regular hours of operation of the Sublessor unless Sublessor otherwise expressly grants approval.  Sublessor and its duly authorized agents, employees, officers and independent contractors shall have access to the Premises during normal business hours for the purposes of ascertaining that Sublessee is carrying out the terms, conditions and provisions hereof, and to properly make any necessary repairs, improvements and alterations by reason of Sublessee's default under the terms of this Lease or otherwise.

6.         RENT -

            The rent for use of the Premises during the Term shall be four thousand five hundred ($4,500) dollars per month.

            Notwithstanding anything to the contrary contained elsewhere in this Agreement, the Sublessor hereby waives the payment of rent for the first month of this sub-lease (i.e. March 1st, 2007 through March 31st, 2007).

            Monthly rental payments shall be due and payable on the first day of each and every month.  In the event a monthly rent payment is paid after the fifth day of a month, such payment shall be deemed late and shall be subject to a 5% late fee (i.e., 5% of the monthly rent payment) payable along with such payment.

7.         SECURITY DEPOSIT - Intentionally Deleted.

8.         SUBJECT TO OVERLEASE - This Sublease is subject to an Overlease (the "Overlease") entered into on February 15, 2005 between the Sublessor and the Landlord, C & R Asphalt ("Landlord").  The Sublessee hereby acknowledges that it has read and agrees to be bound by the terms of the Overlease.  Sublessee acknowledges that this Sublease is contingent on the continuation of the Overlease.

9.         OVERTENANT'S DUTIES - The Overlease describes the Landlord's duties.  The Sublessee, as a third party beneficiary of the Overlease, shall have right to enforce the terms of the Overlease in the event the Sublessor fails to enforce its rights under the Overlease.  Such right shall be subject to Sublessee providing notice to the Sublessor of the default specifying the particulars of such default; and further subject to a thirty (30) day period for the Sublessor to cure such default.

10.       QUIET ENJOYMENT AND TITLE - The Sublessor covenants, warrants and represents that it has full right and power to execute and perform the Sublease and this agreement and to grant the estate demised herein, and covenants that the Sublessee, on paying the rent herein and performing the covenants and agreements hereof, shall peaceably and quietly have, hold and enjoy the Premises and all rights, easements, appurtenances and privileges belonging or in anyway appertaining thereto, during the term of the Sublease and any extension or renewal thereof.

11.       IMPROVEMENTS - Sublessee acknowledges that it is renting the Premises in an "as is" condition and shall provide all improvements that it deems necessary or desirable, provided, however, that no material improvements shall be made to the Premises without Sublessor's prior written consent.  In the event Sublessee desires to make a material improvement, Sublessee shall submit a plan to Sublessor outlining such proposed change at least thirty (30) days prior to any proposed construction.  If said plans are acceptable to the Sublessor, written consent will be given to the Sublessee.  Any permission given by the Sublessor to make structural changes or alterations shall be on the condition that the work shall be at Sublessee's expense, unless otherwise agreed in writing, and shall be in accordance with the building code and zoning laws of the Lexington Metro.  All necessary approvals, consents, and licenses necessary to perform the proposed improvements shall be the responsibility of the Sublessee, performed at the cost of the Sublessee; and shall be performed by licensed contractors.  All additions, fixtures and improvements upon said Premises by the Sublessee shall thereafter be the property of the Sublessor.  Sublessee may, at any time during the Term of this Sublease or at its termination, sever and remove all of its mechanical equipment and other personal property owned by it or placed on Premises by Sublessee during the Term of this Sublease, provided, that (i) such removal shall be done so as not to cause damage to the Premises, and (ii) at such time all rental payments due to Sublessor are paid in full.  Sublessee shall repair, at Sublessee's expense, any damages to the Premises caused by such removal.

12.       LIENS - Sublessee shall keep the property and premises free from any mechanic's, materialman's, or similar liens or other such encumbrances in connection with any alterations on or respecting the Premises and shall indemnify and hold Landlord and Sublessor harmless from and against any claims, liabilities, judgments, or costs (including attorney fees) arising out of the same or in connection therewith.  Sublessee shall give Landlord and Sublessor notice at least thirty (30) days prior to the commencement of any alterations on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord and Sublessor the opportunity of posting and recording appropriate notices of nonresponsibility.  Sublessee shall remove any such lien or encumbrance within ten (10) days after written notice by Landlord or Sublessor, and if Sublessee shall fail to do so, Landlord or Sublessor may pay the amount necessary to remove such lien or encumbrance, without being responsible for making any investigation as to the validity thereof, and the amount so paid shall be deemed additional rent due and payable upon demand without limitation as to other remedies available to landlord under this Sublease.  Any claim to a lien or encumbrance upon the Property or Premises arising in connection with any alterations on or respecting the Premises not performed by or at the request of Landlord or Sublessor, shall be null and void, or at Landlord's or Sublessor's option shall attach only against Sublessee's interest in the Premises and shall in all respects be subordinate to Landlord's and/or Sublessor's title to the Property and Premises.  The non-removal of a lien on the Premises within ten (10) days after receipt of written notice from Landlord and/or Sublessee, which lien was connected with acts and/or omissions of the Sublessee, shall be considered a material default of this Sublease.

13.       UTILITIES - Sublessee, during the term of the Sublease, shall pay all charges for utilities, including but not limited to, gas, electricity, telephone, heat, sewage, and water supplied to the Premises.  Sublesse agrees to place all utilities with respect to the Premises in Sublessee's name and to pay the cost of the utilities directly to the respective companies.  Sublessee covenants and agrees that at all times the use of electric current shall never exceed the capacity of the existing feeders to the building.

14.       REFUSE AND WASTE - Sublessee agrees not to allow garbage or refuse or abandoned objects or equipment to accumulate in or remain upon the Premises.  Sublessee shall be responsible for having its garbage disposed of, at its own expense, and shall be responsible at its own expense for any fines or assessments by the City of Lexington, Commonwealth of Kentucky, related thereto.

15.       REPAIRS AND MAINTENANCE - Sublessee accepts the Premises, buildings and improvements in "as in" condition.  Sublessee shall keep and maintain in a clean and orderly condition the Premises and make at its own expense all repairs and necessary replacements, including, but without limitation, repairs or replacement of windows, doors, glass (which shall be replaced with glass of the same size and quality), electrical systems, plumbing, and sewage lines on the Premises, fixtures, interior walls, floor covering, ceilings, and all appliances within the Premises.  Sublessee shall keep all sidewalks clean and unobstructed and free from ice and snow and shall maintain the grounds and landscaping.  Sublessee shall, at its expense, make all repairs and additions to the Premises as required by any governmental agency for health or safety.  Should Sublessee, in Sublessor's sole reasonable opinion, fail to properly maintain, repair, or replace those items for which Sublessee is responsible, Sublessor may proceed to make said repairs or replacements and recover the cost of same from Sublessee, as additional rent.

16.       SIGNS - Sublessee shall be entitled to post one (1) sign at the front entrance of the Premises, subject to prior approval of the Sublessor (which shall not to be unreasonably withheld).  The posting of such sign and panel shall be in compliance with any applicable laws, regulations and/or ordinances and

17.       PROHIBITION OF CERTAIN ACTIVITIES AND USES

            (i)         Sublessee covenants and agrees that it will not carry on or permit any use or process in or upon the Premises in such manner as will emit noxious or offensive odors or result in excessive noise or vibration, or which results in the discharge or release of any hazardous wastes, hazardous substances, hazardous materials, contaminates, pollutants, oil and fractions of oil, or chemicals into the environment, (including without limitation, the sewer system).  Sublessee further agrees not to treat, dispose, accumulate or store any hazardous wastes, hazardous substances, hazardous materials, contaminates, pollutants, oil and fractions of oil, or chemicals upon the Premises, unless such treatment, disposal, storage or accumulation is permitted by all applicable governmental and/or quasi governmental entities and has been agreed to by Sublessor.  Sublessor, its agents and/or employees shall have the right to enter upon the Premises to make inspections as may be necessary or desirable to insure compliance by the Sublessee with the provisions of this paragraph.  If the inspections identify noncompliance, arising from any act, course of conduct or omission to act of the Sublessee, Sublessee's employees, agents, contractors or customers or suppliers, then the Sublessee shall reimburse Sublessor, without limitation, for the cost of such inspections.

            (ii)        The Sublessee shall be solely responsible for the removal, remediation and elimination of any hazardous wastes, hazardous substances, hazardous materials, contaminates, pollutants, oil and fractions of oil, or chemicals upon the Premises arising from any act, course of conduct, or omission to act of Sublessee, Sublessee's employees, agents, contractors, customers or suppliers and shall proceed with due diligence with such removal, remediation and elimination on demand.

18.       SURRENDER OF PREMISES - Upon the expiration or other termination of this Sublease, Sublessee shall quit and surrender to Sublessor the Premises as well as all equipment contained therein, in good working order and condition, ordinary wear and tear excepted.

19.       HOLDING OVER - In the event Sublessee remains in possession of the Premises after the expiration of the term of this Sublease, such holding over shall not constitute a renewal or extension of this Sublease.  The Sublessor may, at its option, elect to treat Sublessee as one who has not vacated at the end of its term, and thereupon be entitled to all the remedies provided to the Sublessor by law in that situation, or the Sublessor may elect, at its option, to construe such holding over as a tenancy from month-to-month, subject to all the terms and conditions of this lease, except as to duration thereof, and in that event the Sublessee shall pay monthly rent, at a rate equal to one and one-half (1.5) times the monthly rent.  The foregoing provisions shall not serve to extend the term or constitute waiver of the Sublessor's rights.  Sublessee shall remain bound to comply with all provisions of this Sublease until Sublessee vacates the Premises.

20.       TAXES - During the term of this Sublease the Sublessor shall pay all ad valorem real estate taxes that may be assessed against the Premises, including without limitations, any improvements.

21.       LIABILITY INSURANCE - Sublessee shall, at its own cost and expense, maintain and provide public liability insurance on the Premises for occurrences where it is deemed legally liable naming Sublessor and Landlord as an additional insured in the amount of $1,000,000 per occurrence, for injuries to or the death of one or more persons and/or property damage and $5,000,000 in the aggregate.  Said public liability policy, or certificate thereof, shall provide that it may not be canceled without such insurance carrier giving Sublessor thirty (30) days notice of its intention to do so.  Said certificate of insurance shall be delivered to Sublessor together with proof of payment of premium therefore prior to, or simultaneously with the signing of this agreement.  During the term of this Sublease, Sublessee shall furnish, upon request, to Sublessor copies of the policies or certificates evidencing such insurance.

22.       DAMAGE TO PREMISES - If the Premises are destroyed or damaged by fire or other casualty, or damaged thereby to the extent that Sublessee is deprived of occupancy of all or a significant portion of the Premises, all rent shall be abated until the Premises are repaired by Sublessor.  If the Premises are so substantially destroyed that the Sublessor decides in its sole reasonable discretion not to repair or rebuild, Sublessor, within thirty (30) days after the damage is incurred, may terminate this Sublease by notice to the Sublessee.  If the Premises are partially destroyed or damaged, whereby the Sublessee shall be deprived of only a portion of said Premises, the Sublessor may cancel this Sublease or rebuild at its option.  If Sublessor chooses to rebuild, a proportionate allowance shall be made from the rent during the period required for such repairs, in the proportion which the number of square feet of which the Sublessee is deprived by such damage and the making of such repairs bears to the total square feet of the Premises.  Upon restoration of the building and Premises, Sublessee shall continue the operation of the business and rent shall resume at its normal rate.

23.       INDEMNIFICATION - The Sublessee agrees to and does hereby indemnify and hold harmless Sublessor, its divisions, subsidiaries and assigns from any and all liability, loss, damage, cost or expense (including legal expenses and reasonable counsel fees), arising out of or in connection with (i) any breach or alleged breach of this agreement asserted by a third party, (ii) any third party claim which is inconsistent with any of the warranties or representations made by the Sublessee in this agreement and/or (iii) any such damage or injury to person or property caused by or resulting from negligence, willful misconduct or any wrongful act or omission to act on part of the Sublessee, its employees and/or agents, provided the said claim has been settled with Sublessee's consent (which shall not be unreasonably withheld) or has been reduced to a final judgment, and the Sublessee agrees to reimburse Sublessor its divisions, subsidiaries and assigns on demand for any payment made at any time after the date hereof in respect of any liability or claim in respect of which Sublessor its divisions, subsidiaries and assigns are entitled to be indemnified.  The Sublessee will receive prompt written notice of each claim and shall have the right to participate in the defense thereof with counsel of Sublessee's own choice and at Sublessee's own expense, provided, however, that Sublessor shall have the right at all times to maintain control of the conduct of the defense.  This indemnity shall survive any termination and/or expiration of this Agreement.

24.       ASSIGNMENT - Sublessee shall not assign this Sublease, in whole or in part, without the written consent of Sublessor.  If such consent is granted, said assignment shall be subject to all of the terms and conditions set forth herein.  In the event that the Premises are sold to any purchaser other than the Sublessee, such sale shall be made expressly subject to all of the terms, covenants, and conditions of this Sublease.  Sublessee shall not sublease all or any part of the Premises.

25.       CONDEMNATION - In the event the Premises are appropriated or otherwise taken or the use thereof is canceled or materially impaired, not due to any act or omission on the part of Sublessee, under the power of eminent domain or by paramount authority, the Sublessee or Sublessor shall have the right and option to terminate this Sublease by giving notice of such intention to the other within thirty (30) days after Sublessor receives notice of condemnation from the condemning authority, the termination date to be at least sixty (60) days after the date of such termination notice.  If this Sublease is not so terminated, there shall be an appropriate reduction of rent in the proportion by which the number of square feet of which the Sublessee is deprived by such taking bears to the total square feet in the Premises.

26.       DEFAULT - If Sublessee shall fail to pay any installment of rent promptly on the day when the same shall become due, and shall continue in default for a period of ten (10) business days after receipt of written notice thereof by Sublessor, or if Sublessee shall fail: (1) to promptly keep and perform any other material affirmative covenant, term or condition of this Sublease; and (2) to commence such performance in good faith in accordance with the terms of this Sublease; and shall continue in default for a period of ten (10) business days after receipt of written notice thereof by Sublessor, then and in any such event, and as often as any such event shall occur, provided Sublessee has failed to cure such default within ten (10) business days.  Sublessor may, at its sole election and in addition to any and all other remedies provided by law or contained in this Sublease, declare this Sublease terminated and enter into and upon the Premises and take back same from Sublessee.  In such event, Sublessee shall not be released from the rent past due, or future rent, or from the payment of damages for the breach of this Sublease by Sublessee.  Furthermore, in the event of a default of the terms of this Sublease, the Sublessor shall be reimbursed by the Sublessee for all legal fees incurred by the Sublessor in connection with the enforcement of the terms of this Agreement.  All remedies of Sublessor shall be cumulative or alternate, and the exercise of one remedy shall not waive the exercise of any other remedy.

27.       BROKERS - Sublessor and Sublessee acknowledge neither party engaged a real estate broker or agent in connection with this Sublease transaction.

28.       BANKRUPTCY - If at any time during the term of this Lease, Sublessee is adjudged bankrupt or insolvent, either as a result of voluntary or involuntary proceedings, by a court of competent jurisdiction, or if Sublessee makes an assignment for the benefit of creditors, or if a receiver is appointed for Sublessee, then, and in any of such events, Sublessor may declare this lease forfeited, canceled, and terminated without further action on the part of Sublessor or Sublessee, and Sublessor may at once re-enter and take possession of the Premises, but in no event shall Sublessee be relieved of any liability theretofore incurred for rent or on account of the violation of any of the terms, conditions and covenants of this Lease.

29.       WAIVER OF REQUIREMENTS - No forbearance by Sublessor in the enforcement of any forfeiture or the breach of any covenant by the Sublessee shall impair or waive the right to rely upon or enforce such forfeiture or breach, or any subsequent forfeiture or breach, and the acceptance by the Sublessor of a portion or of all of the rent which may be due shall not constitute a waiver of any forfeiture or any breach or of any damages or rent due to Sublessor by Sublessee.

30.       LEASE ACCEPTANCE - This agreement contains all the oral and written agreements, representations and arrangements between the parties hereto.  Any rights which the respective parties hereto may have under any previous contracts or oral arrangements are hereby canceled and terminated, and no representations or warranties are made or implied other than as set forth herein.  This lease may not be amended or modified except by a duly executed written instrument entered into by the parties hereto.  All the covenants and agreements herein made shall extend to and be binding upon the representatives, successors in interest and assigns of Sublessor and of Sublessee.  In the event that, at any future time, one or more clauses of this lease shall be held to be void by any court of competent jurisdiction for any reason, such clauses shall be deemed to be separable and the remainder of this lease shall be deemed to be valid and in full force and effect.

31.       NON-COMPETE - Sublessor agrees that during the Term of this Sub-Lease, Sublessor will not own and operate a scrap metal processing facility within a twenty (20) mile radius of the Premises.

32.       NOTICES - If at any time after the execution of this Lease it shall become necessary for one of the parties hereto to serve any notice, demand or communication upon the other party, such notice, demand or communication shall be in writing signed by the party serving the same delivered by the registered or certified United States mail, return receipt requested; and

            a)         If intended for Sublessee, shall be addressed to:

                        Baker Iron and Metal, Company

                        740 Rockcastle Avenue

                        Lexington, Kentucky 40505

            b)         If intended for Sublessor, shall be addressed to:

                        ISA

                        P.O. Box 32428

                        Louisville, Kentucky 40232

            c)         If intended for Landlord, shall be addressed to:

                        C & R Asphalt Land Acquisition Company, LLC

                        2136 Ladera Lane

                        Lexington, Kentucky 40514

or to such other address as either party may have furnished to the other in writing as the place for service of notice.  Any notice so mailed shall be deemed to have been given as of the time the same is received by the party to whom the notice is being sent.

33.       MISCELLANEOUS - This agreement shall be governed by the laws of the Commonwealth of Kentucky.  The terms, conditions and covenants of this Sub-Lease shall be binding upon and shall inure to the benefit of each of the parties successors and assigns.  This agreement may be executed in one or more counterparts, each of which together shall constitute one instrument.

            IN WITNESS WHEREOF, the signatures of the Sublessor and Sublessee, by their authorized respective officer or parties, as of this 28th day of February, 2007.

COHEN BROTHERS OF LEXINGTON, INC.        INDUSTRIAL SERVICES OF AMERICA, INC.

By: /s/ Kenneth Cohen                                                 By: /s/ Harry Kletter

Name:    Kenneth Cohen                                             Name:  Harry Kletter

Title: President                                                             Title:  CEO

ACKNOWLEDGED AND CONSENTED TO:

C & R ASPHALT LAND ACQUISITION COMPANY, LLC

By:______________________________

Name:____________________________

Title:_____________________________

INDUSTRIAL SERVICES OF AMERICA, INC.

7100 GRADE LANE, BUILDING #1

LOUISVILLE, KENTUCKY 40213

March 7, 2007

C & R Asphalt Land Acquisition Company, LLC

102 Furlong Trail

Nicholasville, KY 40356

Attn: William Blair

Re:      1400 Cahill Drive, Lexington, Kentucky

Dear Mr. Blair.

            Reference is made to the Lease Agreement (the "Lease') dated February 15, 2005 between Industrial Services of America, Inc. ("ISA") and C & R Asphalt Land Acquisition Company, LLC (the "Landlord").

            This shall confirm that the sub-tease of the Premises (as defined in the Lease) by ISA to Cohen Brothers of Lexington, Inc. based in Lexington, Kentucky (the "Sub-Tenant") is hereby deemed consented to provided the terms of the underlying Lease remain in full force and effect.

            Without limiting the generality of the foregoing ISA agrees to remain liable to the Landlord for compliance with all of the terms of the Lease.  Said liability shall be joint and several with the Sub-Tenant.

            If the foregoing meets with your approval, please sign in the space provided below and kindly return a copy to us.

                                                                        Sincerely,

                                                                        INDUSTRIAL SERVICES OF AMERICA, INC.

                                                                        By: /s/ Harry Kletter

                                                                                    Harry Kletter

                                                                                    President

CONSENTED TO AND AGREED TO:

C & R ASPHALT LAND ACQUISITION COMPANY, LLC

By: /s/ William Blair

            William Blair

            Member